Exhibit 32.1
CERTIFICATION

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report on Form 10-K of TouchIT Technologies, Inc. Inc f.k.a Hotel Management Systems, Inc.  (the “Company”) for the year ended April 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Recep Tanisman, Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 13, 2010	By:	/s/ RecepTanisman
Name: RecepTanisman
Title: Chief Executive Officer

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to TouchIT Technologies, Inc, f.k.a Hotel Management Systems, Inc. and will be retained by Hotel Management Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.